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                                                               EXHIBIT 99.(H)(9)

                       AMENDMENT TO EXPENSE CAP AGREEMENT

       THIS AMENDMENT TO EXPENSE CAP AGREEMENT ("Amendment"), effective as of January 1, 2001, is entered into between Fund Asset Management, L.P., as investment adviser (the "Adviser"), and the Mercury HW Funds (individually, a "Fund" and collectively, the "Funds").

       WHEREAS, pursuant to an Amended and Restated Expense Cap Agreement dated October 6, 2000 (the "Agreement") the Adviser agreed to limit expenses of certain of the Funds through June 30, 2001; and

       WHEREAS, the Adviser and the Funds desire to revise the Agreement to accommodate the conversion of the Mercury HW Mid-Cap Value Fund to the Mercury multi-class load structure; and

       WHEREAS, shareholders of the Funds benefit from any expense limits agreed to by the Adviser.

       NOW, THEREFORE, the Funds and the Adviser hereby agree to expense limits on the annual operating expenses of the Mercury HW Mid-Cap Value Fund as follows:

-----------------------------------------------------------------------------------------------
Expense Limit                                      Expense Limit
Effective October 6, 2000                          Effective January 1, 2001
Through December 31, 2000                          Through June 30, 2001
(as a percentage of average net assets)            (as a percentage of average net assets)
-----------------------------------------------------------------------------------------------
Class I     Class A    Class B    Class C            Class I     Class A    Class B     Class C
-----------------------------------------------------------------------------------------------
1.15%       N/A        N/A        N/A                 1.15%      1.40%      2.15%        2.15%
-----------------------------------------------------------------------------------------------

The Adviser agrees to continue the foregoing expense limits through June 30, 2001 and thereafter may change any of them only upon 30 days' prior notice to the Mercury HW Mid-Cap Value Fund shareholders.

       IN WITNESS WHEREOF, the parties have executed this Amendment effective as of the date first above written.

                                        FUND ASSET MANAGEMENT, L.P.

                                        By
                                          --------------------------------------
                                           Nancy D. Celick, First Vice President


                                        MERCURY HW FUNDS


                                        By
                                          --------------------------------------
                                           Nancy D. Celick, President